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                                EXHIBIT (23)(d)
                                ---------------
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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference therein of our report dated January 17, 1995, except for the last paragraph of Note 5, as to which the date is February 23, 1995, with respect to the consolidated financial statements of Fourth Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Boatmen's Bancshares, Inc. for the registration of 29,300,812 shares of its common stock, and related preferred share purchase rights, and 248,379 shares of its preferred stock and 3,974,060 shares of the related depositary shares.


                                 /s/ ERNST & YOUNG LLP
                                     ERNST & YOUNG LLP

Wichita, Kansas
November 7, 1995